SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Republic Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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April 1, 2004

Dear Stockholder:

      We invite you to attend the 2004 Annual Meeting of Stockholders of Republic Services, Inc., which we will hold at 10:30 a.m. on Tuesday, May 11, 2004 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. On the following pages we describe in the formal notice and proxy statement the matters our stockholders will consider at the annual meeting.

      In addition to the specific matters we will request our stockholders to act upon, we will report on our business and provide our stockholders an opportunity to ask questions of general interest.

      Whether or not you plan to attend in person, it is important that you have your shares represented at the annual meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible. The board of directors recommends that stockholders vote FOR each of the director nominees and FOR the proposal described in the proxy statement. Thank you.

Sincerely,

James E. O’Connor
Chairman of the Board
and Chief Executive Officer

110 S.E. 6th Street

Fort Lauderdale, Florida 33301

NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Republic Services, Inc.:

      We will hold the 2004 Annual Meeting of Stockholders of Republic Services, Inc. at 10:30 a.m. on Tuesday, May 11, 2004 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301, for the following purposes:

(1)	To elect directors to a term of office expiring at the annual meeting of stockholders in the year 2005 or until their respective successors are duly elected and qualified;

(2)	To approve the adjournment of the annual meeting to solicit additional proxies in the event there are not sufficient votes present at the annual meeting, either in person or by proxy, to elect directors; and

(3)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

      Only stockholders of record at the close of business on March 18, 2004 are entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting.

      We cordially invite you to attend the annual meeting in person. Even if you plan to attend in person, we request that you date, sign and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time before its use.

By Order of the Board of Directors,

David A. Barclay
Senior Vice President,
General Counsel and Assistant Secretary

Fort Lauderdale, Florida

April 1, 2004

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT

PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

PROXY STATEMENT
BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Option Grants in Year Ended December 31, 2003
Aggregated Option Exercises and Year-End Option Values
Executive Incentive Plan -- Long-Term Awards in Year Ended December 31, 2003
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF FIVE PERCENT SHAREHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 ADJOURNMENT OF ANNUAL MEETING
STOCKHOLDER PROPOSALS AND NOMINATIONS
STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
OTHER MATTERS
Corporate Governance Guidelines
Code of Ethics
Fourth Amended and Restated Audit Committee Charter
Second Amended and Restated Compensation Committee Charter
First Amended and Restated Nominating and Corporate Governance Committee Charter

REPUBLIC SERVICES, INC.

110 S.E. 6th Street
Fort Lauderdale, Florida 33301

PROXY STATEMENT

       We furnish this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2004 Annual Meeting of Stockholders, or any postponement or adjournment of the meeting. We will hold the annual meeting at 10:30 a.m. on Tuesday, May 11, 2004 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

      We mailed this proxy statement, the notice of annual meeting, the proxy card and our annual report to our stockholders on or about April 1, 2004.

Record Date

      Only stockholders of record at the close of business on March 18, 2004 may vote at the annual meeting.

Shares Outstanding and Voting Rights

      The only voting stock of our company currently outstanding is our common stock. As of the close of business on March 18, 2004, there were 155,329,770 shares of common stock outstanding. Each share of common stock issued and outstanding is entitled to one vote on each of the matters properly presented at the annual meeting.

Proxy Procedure

      Proxies properly executed and returned in a timely manner will be voted at the annual meeting according to the voting instructions noted on the proxies. Proxies without voting instructions will be voted to elect the individuals nominated as directors in this proxy statement, for the proposal set forth in the notice of annual meeting, and in the best judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power, at any time before it is voted, to revoke it in person at the annual meeting, by written notice to the secretary of our company at the address above, or by delivery to the secretary of our company of a later-dated proxy.

      The inspector of elections appointed for the meeting will tabulate the votes cast by proxy or in person at the annual meeting. The inspector will count these votes in determining whether or not a quorum is present. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter at the meeting will be included in determining the number of shares present or represented at the annual meeting. Broker shares that are not voted on any matter at the annual meeting will not be included in determining the number of shares present or represented at the annual meeting.

      Our 401(k) Plan provides that the trustee of the 401(k) Plan shall vote the number of shares of our common stock allocated to a participant’s account as instructed by the participant. Courts have held that trustees are required to follow participants’ instructions unless they determine that doing so would breach their fiduciary responsibilities under the

Employee Retirement Income Security of 1974, as amended. Voting instruction forms are being mailed to all participants in the 401(k) Plan. If a participant also owns shares outside the 401(k) Plan, the participant must return both the proxy card and the voting instruction forms as indicated on those forms.

Voting Requirements

      Each director will be elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of our common stock present at the annual meeting, in person or by proxy, and entitled to vote, is required (a) to approve the adjournment of the annual meeting to solicit additional proxies in the event there are not sufficient votes present at the annual meeting, either in person or by proxy, to elect directors and (b) to approve any other matter duly brought to a vote at the annual meeting.

      Broker shares that are not voted on a particular proposal at the annual meeting will have no effect on that matter. Abstentions from voting on a particular proposal will have the effect of votes against the particular proposal.

Costs of Solicitation

      Our board of directors will solicit proxies by mail. Our directors, officers and a small number of other employees of our company may also solicit proxies personally or by mail, telephone, or otherwise. We will not compensate these persons for their solicitation. We will request brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting material to each beneficial owner of stock held of record by them. We have hired The Altman Group, Inc. to coordinate the solicitation of proxies by and through these holders for a fee of approximately $5,000.00 plus expenses. We will bear the entire cost of the solicitation.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/ NOMINEES

AND EXECUTIVE OFFICERS

Directors

      We provide below biographical information for each current director and each person who is a nominee for election as a director of our company at the annual meeting.

      James E. O’Connor, age 54, was named Chairman of the board of directors in January 2003. He continues to serve as Chief Executive Officer and as a director, positions he was named to in December 1998. From 1972 to 1978 and from 1982 to 1998, Mr. O’Connor served in various positions with Waste Management, Inc., an integrated solid waste service company, including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management — North America from 1991 to 1992 and Vice President — Southeastern Region from 1987 to 1991.

      Harris W. Hudson, age 61, was named our Vice Chairman, Secretary and a director in May 1998. From 1996 until 1998, Mr. Hudson served as Chairman of the Solid Waste

Group of AutoNation, Inc., our former parent company and the nation’s largest automotive retailer. In 1995 and 1996, Mr. Hudson served as President of AutoNation. From 1983 until 1995, Mr. Hudson served as Chairman, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company that he founded. In 1995, Hudson Management merged with AutoNation (then known as Republic Waste Industries, Inc.). From 1964 until 1982, Mr. Hudson served as Vice President of Waste Management of Florida and its predecessor. Mr. Hudson also serves as a director of Boca Resorts, Inc., an owner and operator of luxury resort hotels.

      John W. Croghan, age 73, was named a director in July 1998. Mr. Croghan was President and General Partner of Lincoln Partners, a partnership of Lincoln Capital Management Inc. He was a founder and, from 1967 through December 2000, the Chairman of Lincoln Capital Management, an investment management firm. Mr. Croghan has served as President of CMF Capital Management, Inc., an investment management firm, since September 2002. Mr. Croghan was retired from January 2001 until September 2002. He is a director of Schwarz Paper Company and the Chicago Mercantile Exchange.

      W. Lee Nutter, age 60, was named a director in February 2004 to fill a vacancy on our board resulting from the board voting to increase the number of directors. Mr. Nutter is Chairman, President and Chief Executive Officer of Rayonier, Inc., a leading supplier of high performance specialty cellulose fibers. Mr. Nutter joined Rayonier in 1967 in the Northwest Forest Operations and in 1984 was named Vice President, Timber and Wood, Inc., a leading supplier of high performance specialty cellulose fibers; Vice President, Forest Products in 1985; Senior Vice President, Operations in 1986 and Executive Vice President in 1987. Mr. Nutter was elected President and Chief Operating Officer and a director of Rayonier in 1996 and to his current position effective January 1999. Mr. Nutter serves on the board of directors and the Executive Committee of the American Forest and Paper Association and on the board of directors of the National Council for Air and Stream Improvement. Mr. Nutter is also a member of the North Florida Regional Board of SunTrust Bank.

      Ramon A. Rodriguez, age 58, was named a director in March 1999. Mr. Rodriguez has served as President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co., P.A., a firm of certified public accountants, since 1981. He is a past Chairman of the Florida Board of Accountancy and was also President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez is also a member of the board of directors of Bancshares of Florida, a bank holding company and of DME Corporation, a defense contractor.

      Allan C. Sorensen, age 65, was named a director in November 1998. Mr. Sorensen is the Chief Executive Officer, a co-founder and Vice Chairman of the board of directors of Interim Health Care, Inc., which Interim Services, Inc., now known as Spherion Corporation, spun-off in October 1997. Prior to that, Mr. Sorensen served as a director and in various capacities including President, Chief Executive Officer and Chairman of Interim Services from 1967 to 1997. He was a member of the board of directors of H&R Block, Inc. from 1979 until 1993 when Interim Services was spun off in an initial public offering.

      H. Wayne Huizenga, age 66, served as Chairman of our board of directors from May 1998 until December 2002, at which time he retired from that position. He remains a member of our board of directors but he is not standing for re-election to our board. From May 1998 until December 1998, he served as our Chief Executive Officer. Mr. Huizenga also served as Chairman of AutoNation from August 1995 until December 2002. From

August 1995 to September 1999, Mr. Huizenga served as Chief Executive Officer or Co-Chief Executive Officer of AutoNation. Since September 1996, Mr. Huizenga has served as the Chief Executive Officer and Chairman of Boca Resorts, Inc. Since January 1995, Mr. Huizenga has served as the Chairman of Extended Stay America, Inc., an operator of extended stay lodging facilities. Mr. Huizenga owns the Miami Dolphins and Pro Player Stadium in South Florida.

Executive Officers

      We provide below biographical information for each of our executive officers who is not a nominee for director.

      Michael J. Cordesman, age 56, was named President and Chief Operating Officer in February 2003. From March 2002 until February 2003 he served as our Vice President and Chief Operating Officer. Mr. Cordesman served as our Eastern Region Vice President from June 2001 until February 2003. From 1999 to 2001, Mr. Cordesman served as Vice President of the Central Region for Superior Services, Inc. From 1980 until 1999, Mr. Cordesman served in various positions with Waste Management including Vice President of the Mid-Atlantic Region from 1992 until 1999.

      David A. Barclay, age 41, was named Senior Vice President, General Counsel and Assistant Secretary in August 1998. Mr. Barclay served as Senior Vice President and General Counsel of AutoNation’s Solid Waste Group from March 1998 until July 1998. Prior to that, from January 1997 to February 1998, Mr. Barclay was Vice President and Associate General Counsel of AutoNation.

      Tod C. Holmes, age 55, was named Senior Vice President and Chief Financial Officer in August 1998. Mr. Holmes served as our Vice President — Finance from June 1998 until August 1998 and as Vice President of Finance of AutoNation’s Solid Waste Group from January 1998 until July 1998. From 1987 to 1998, Mr. Holmes served in various positions with Browning-Ferris Industries, Inc., including Vice President, Investor Relations from 1996 to 1998, Divisional Vice President, Collection Operations from 1995 to 1996, Divisional Vice President and Regional Controller — Northern Region from 1993 to 1995, and Divisional Vice President and Assistant Corporate Controller from 1991 to 1993.

BOARD OF DIRECTORS

       The board of directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the board of directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the board of directors and committees of the board.

Corporate Governance, Board Committees and Meetings

      The board of directors held five meetings and took two actions by unanimous written consent during 2003. Each incumbent director attended at least 80% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served. One director attended our 2003 annual of stockholders.

      On July 29, 2003, the board of directors approved Corporate Governance Guidelines for our company. The Corporate Governance Guidelines set forth the role and functions of the board of directors, director qualifications and guidelines with respect to board of director meetings and committees of the board, among other things. The Corporate Governance Guidelines are available to view at our website, www.republicservices.com, and are included herein as Appendix A.

      On July 29, 2003, the board of directors approved our Code of Ethics. The Code of Ethics sets forth standards of conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, and compliance with applicable governmental rules and regulations. Our Code of Ethics is available to view at our website, www.republicservices.com, and is included herein as Appendix B.

      The board of directors has established four committees: the executive committee, the audit committee, the compensation committee, and the nominating and corporate governance committee. Committee member appointments are re-evaluated annually and approved by the board of directors at its next regularly scheduled meeting that follows the annual meeting of stockholders. Information regarding each of the current committees is as follows:

      The executive committee consists of Messrs. O’Connor, Hudson and Huizenga. Mr. Huizenga is not standing for re-election as a director and will no longer serve on the executive committee. The executive committee has full authority to exercise all the powers of the board of directors between meetings of the board of directors, except as reserved by the board of directors.

      The executive committee does not have the power to elect or remove executive officers, approve a merger of our company, recommend a sale of substantially all of our assets, recommend a dissolution of our company, amend our certificate of incorporation or by-laws, declare dividends on our outstanding securities, or, except as authorized by the board of directors, issue any common stock or preferred stock. The board of directors has given the executive committee authority to approve acquisitions, borrowings, guarantees or other transactions not involving more than $50 million in cash, securities or other consideration. The executive committee took nine actions by unanimous written consent during 2003.

      The audit committee consists of Messrs. Croghan (Chairman), Nutter, Rodriguez and Sorensen. The four members of the audit committee meet the independence, education and experience requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith, and the listing standards of the New York Stock Exchange. Our board has also determined that Mr. Croghan is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Securities Act of 1934, as amended.

      The audit committee assists the board of directors in monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, and (c) the independence and performance of our internal and external auditors. Furthermore, the audit committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, terminate and replace the independent auditor. The audit committee operates under a written charter adopted by the board of directors. This charter was amended and restated by our board of directors during 2002, 2003 and again in 2004. A copy of our current Audit Committee Charter is available to view at our website, www.republicservices.com, and is included herein as Appendix C. The audit committee held seven meetings and took one action by unanimous written consent during 2003.

      The compensation committee consists of Messrs. Sorensen (Chairman), Croghan, Nutter and Rodriguez. The four members of the compensation committee are independent as that term is defined under the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith, and in the listing standards of the New York Stock Exchange.

      The compensation committee reviews our company’s compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors who are not members of the compensation committee and to executive officers, and administers our company’s stock incentive plan. The compensation committee operates under a written charter adopted by the board of directors. A copy of our compensation committee charter is available to view at our website, www.republicservices.com and is included herein as Appendix D. The compensation committee held six meetings during 2003.

      The nominating and corporate governance committee was formed in late 2002, although previously our audit committee also had responsibility as our nominating committee. The nominating and corporate governance committee consists of Messrs. Rodriguez (Chairman), Croghan, Nutter and Sorensen. The four members of the nominating and corporate governance committee are independent as that term is defined under the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith, and in the listing standards of the New York Stock Exchange.

      The nominating and corporate governance committee is responsible for soliciting recommendations for candidates for the board of directors, developing and reviewing background information for such candidates, and making recommendations to the board of directors with respect to candidates for directors proposed by shareholders. In evaluating candidates for potential director nomination, the nominating and corporate governance committee will consider, among other things, candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, and have relevant business and industry experience, education and skills, and who would be effective as a director in conjunction with the full board in collectively serving the long-term interests of our shareholders in light of the needs and challenges facing the board of directors at the time. All candidates will be reviewed in the same manner, regardless of the source of recommendation. Mr. O’Connor is nominated for election to our board of directors at each annual meeting of stockholders pursuant to the terms of his employment agreement with us. See “Executive Compensation-Employment Agreements,” elsewhere in this proxy statement.

      During 2004, our board of directors voted to increase the number of directors by one to a total of seven directors, which resulted in a vacancy on the board. In filling this vacancy, our nominating and corporate governance committee paid a fee to a professional search firm to assist it in identifying, evaluating and conducting due diligence on potential appointees. The search firm identified and recommended Mr. Nutter and participated in various meetings of the nominating and corporate governance committee at which the appointment of Mr. Nutter was discussed. On February 12, 2004, Mr. Nutter was appointed to our board of directors to fill the vacancy and subsequent to that was appointed to our audit, compensation and nominating and corporate governance committees.

      The board of directors has determined that our four non-management directors, Messrs. Croghan, Nutter, Rodriguez and Sorensen, have met the standards of independence as set forth in our Corporate Governance Guidelines, which are consistent with the listing standards established by the New York Stock Exchange.

      In addition to the foregoing duties, the nominating and corporate governance committee is also responsible for developing and recommending to the board of directors a set of corporate governance principles applicable to us. The nominating and corporate governance committee operates under a written charter adopted by the board of directors. A copy of our nominating and corporate governance committee charter is available to view at our website, www.republicservices.com, and is included herein as Appendix E. The nominating and corporate governance committee will consider nominations from stockholders that are entitled to vote for the election of directors. The nominating and corporate governance committee held five meetings during 2003.

      The non-management directors shall meet at least once per year in an executive session. The non-management directors shall elect a presiding director for each executive session at which the non-management directors meet. In 2003, our non-management directors met two times in executive session.

      Our executive officers attend ISS-accredited seminars and continuing education programs relating to corporate governance matters.

EXECUTIVE COMPENSATION

       The following statement made by the compensation committee of the board of directors of Republic Services, Inc. shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

Executive Compensation Policies

      The compensation committee of the board of directors is responsible for reviewing and approving executive compensation, including base salaries, awards of stock options and restricted stock, and annual and long-term awards under the company’s Executive Incentive Plan. The compensation committee currently consists of Mr. Sorensen, the Chairman of the committee, and Messrs. Croghan and Rodriguez, each of whom is a non-employee director of our company.

      Our executive compensation packages are designed to attract, motivate and retain executive talent. In determining the compensation of our executive officers, the committee takes into account factors which it considers relevant. These factors include individual management performance during the year, consideration of industry trends and business conditions in general, as well as market compensation for executives of comparable background and experience.

      During 2000, the committee engaged a compensation consulting firm to conduct a comprehensive review of executive compensation. This review was undertaken to determine whether the compensation packages afforded to our executive officers were competitive and/or complete when compared with similarly situated companies. During both 2002 and 2003, the committee engaged another compensation consulting firm to conduct further reviews of executive compensation. In both of these further reviews, the consulting firm was asked to review the current compensation packages for the company’s top 25 officers and compare them with packages offered to officers at a targeted universe of peer group companies as established during the 2000 review. The analysis and development of findings entailed regular status review meetings with the committee. Ultimately, the consulting firm provided the committee with its findings and analysis, which were taken into account in determining the committee’s policies and bases for compensating the company’s executive officers and its chief executive officer.

      The general structure of each executive compensation package remains primarily weighted toward incentive forms of compensation so that an executive officer’s interests are aligned with the interests of the company’s stockholders. The compensation packages have been designed based on recommendations received from the compensation consulting firm and are generally designed as follows:

1. Salary. The company’s executive officers received salary increases effective as of August 1, 2003. These increases were designed to maintain base compensation for the company’s executive officers in a competitive range with its peer group companies.

2. Stock Options and Restricted Stock. The annual grants of options under the company’s stock incentive program in comparison to the peer group were considered more heavily weighted relative to the overall compensation package given to the company’s executive officers and were reduced accordingly for 2000 and subsequent years.

During 2003, we granted options to purchase 180,000 shares of the company’s common stock to some of the company’s executive officers under the company’s 1998 Stock Incentive Plan. We granted these options at an exercise price of $19.23 per share. The exercise price of these options is based on the closing price of our common stock on the date of grant. These options vest at the rate of 25% per year in each of the four years following the date of grant and expire ten years from the date of grant.

3. Executive Incentive Plan. The Executive Incentive Plan authorizes the granting of annual awards and long-term awards to executive officers selected from time to time by the compensation committee to participate in the plan. Annual awards are designed to recognize the annual achievement by a participant of short-term goals and objectives of the company. Long-term awards are designed to recognize the impact of the participant upon the achievement by the company of longer term success in enhancing shareholder values.

Annual Awards. For 2003, our executive officers were eligible to receive annual awards under our Executive Incentive Plan based upon achieving predetermined levels of (a) earnings per share and (b) free cash flow. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment, plus proceeds from the sale of property and equipment. During 2003, we achieved only the predetermined level of free cash flow. Our executive officers were granted bonuses accordingly.

Long-Term Awards. Long-term awards under the Executive Incentive Plan are based on three-year rolling performance periods of three calendar years each. A new performance period begins on January 1 of each year, and payouts with respect to each performance period are scheduled following the end of each applicable three-year period. The payouts are based upon achieving predetermined levels of (a) cash flow value creation, which we define as net income plus after-tax interest expense plus depreciation, depletion, amortization and accretion less capital charges (net average assets multiplied by our targeted weighted-average cost of capital), and (b) return on invested capital. The committee believes using these variables serves to align management’s interests with the company’s stockholders. The committee also believes these variables tie long-term compensation more directly to actual executive performance rather than measures based upon the vagaries of the stock market.

      In 2002, after determining that one-time charges incurred in the fourth quarter of 2001 would preclude the executives from achieving the performance targets set at the beginning of 2001 for the three-year period ending December 31, 2003, the compensation committee revised the three-year performance period to a two-year performance period ending December 31, 2003 (thus eliminating the impact of 2001) and reduced the potential awards for such two-year performance period to equal two-thirds of the amounts originally granted for the three-year period. In 2003, the compensation committee also established new long-term targets and awards for a new three-year period ending December 31, 2005.

Compensation of the Chief Executive Officer

      In determining the 2003 compensation paid to Mr. O’Connor, our Chief Executive Officer, the committee took into account his abilities, business experience and performance during the 2002 fiscal year. The committee’s assessment of Mr. O’Connor’s performance included expanding our business, continuing to integrate acquired businesses, increasing profitability and maximizing stockholder value. During 2003, Mr. O’Connor received a salary of $811,032. Mr. O’Connor also received options to purchase 60,000 shares of our common stock at an exercise price of $19.23 per share. Under the Executive Incentive Plan, Mr. O’Connor received an annual award of $294,002 and a long-term award in the amount of $350,224. The committee believes that tying Mr. O’Connor’s remuneration to the objectives described above, including the performance of our common stock, will enhance our company’s long-term performance and stability by providing Mr. O’Connor with an incentive to meet these objectives.

Compensation Deduction Limitation

      Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The committee believes that the company should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

Summary

      The committee believes that the company’s executive compensation policies and programs serve the interests of the stockholders and the company effectively. The committee believes that the compensation packages provided to our named executive officers provide motivation for executives to contribute to the company’s overall success and enhance stockholder value. The committee will continue to monitor the effectiveness of the company’s compensation programs and will recommend changes, when appropriate, to meet the company’s needs.

Compensation Committee:

Allan C. Sorensen, Chairman
John W. Croghan
Ramon A. Rodriguez

Compensation Committee Interlocks and Insider Participation

      Messrs. Sorensen, Croghan and Rodriguez served as members of the compensation committee throughout 2003. No member of the compensation committee was an officer or employee of our company during the prior year or was formerly an officer of our company. During the year ended December 31, 2003, none of our executive officers served on the compensation committee of any other entity, any of whose directors or executive officers served either on our board of directors or on our compensation committee.

Performance Graph

      The following performance graph compares the performance of our common stock to the New York Stock Exchange Composite Index and to an index of peer companies we selected. The peer group consists of Allied Waste Industries, Inc. and Waste Management, Inc. The graph covers the period from December 31, 1998 to December 31, 2003. The graph assumes that the value of the investment in our common stock and in each index was $100 at December 31, 1998 and that all dividends were reinvested.

Cumulative Total Return

Based on initial investment of $100 on December 31, 1998

Indexed Returns

Years Ending

	Base
	Period
	December	December	December	December	December	December
Company Name/Index	1998	1999	2000	2001	2002	2003

Republic Services, Inc.	$100.00	$77.29	$93.22	$108.31	$113.79	$139.70
NYSE Composite Index	100.00	109.15	110.25	98.99	79.37	102.60
Peer Group	100.00	36.94	59.86	67.28	48.29	62.96

Summary Compensation Table

       The following tables set forth compensation information regarding our Chief Executive Officer and our other four most highly compensated executive officers during the year ended December 31, 2003:

						Long-Term Compensation

		Annual Compensation				Awards	Payouts

				Other Annual		Securities Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)		Options/SARs	Payouts	Compensation

James E. O’Connor	2003	$811,032	$294,002	—		60,000	$350,224	$40,583	(2)
(Chairman and Chief	2002	787,423	995,400	—		60,000	—	13,679	(3)
Executive Officer)	2001	647,533	195,000	—		60,000	—	10,054	(3)

Harris W. Hudson	2003	401,140	—	—		10,000	—	4,008	(5)
(Vice Chairman and	2002	501,306	—	179,414	(4)	10,000	—	—
Secretary)	2001	500,324	—	313,432	(4)	—	—	—

Michael J. Cordesman(6)	2003	385,887	106,254	—		40,000	74,767	17,874	(7)
(President and Chief	2002	331,392	313,200	—		40,000	—	19,541	(8)
Operating Officer)

Tod C. Holmes	2003	369,935	100,000	—		40,000	246,600	15,449	(9)
(Senior Vice President	2002	348,289	315,000	—		40,000	—	5,058	(3)
and Chief Financial Officer)	2001	313,780	63,000	—		40,000	—	5,727	(3)

David A. Barclay	2003	307,847	64,998	—		40,000	148,222	12,099	(10)
(Senior Vice President	2002	297,999	216,000	—		40,000	—	3,626	(3)
and General Counsel)	2001	258,431	45,500	—		40,000	—	3,400	(3)

(1)	Except as otherwise disclosed, the aggregate total value of perquisites, other personal benefits, securities or property, or other annual compensation did not equal or exceed the lesser of $50,000 or ten percent of the annual salary and bonus for any person named in the table during 2001, 2002 or 2003.
(2)	Consists of $4,000 of matching contributions under our 401(k) Plan; $32,601 of matching contributions under our Deferred Compensation Plan; and $3,982 of imputed income from life insurance.
(3)	Consists of matching contributions under our 401(k) Plan and our Supplemental Savings Plan.
(4)	Amounts reflect payments made on behalf of Mr. Hudson for aircraft use, which was included in his Form W-2s as compensation.
(5)	Consists of $3,000 of matching contributions under our 401(k) Plan and $1,008 of imputed income from life insurance.
(6)	Mr. Cordesman began serving as our Vice President and Chief Operating Officer in March 2002 and became our President and Chief Operating Officer in February 2003.
(7)	Consists of $2,043 of relocation expense; $4,000 of matching contributions under our 401(k) Plan; $10,017 of matching contributions under our Deferred Compensation Plan; and $1,814 of imputed income from life insurance.
(8)	Consists of $18,500 of relocation expense and $1,041 of matching contributions under our 401(k) Plan.
(9)	Consists of $4,000 of matching contributions under our 401(k) Plan; $9,685 of matching contributions under our Deferred Compensation Plan; and $1,764 of imputed income from the life insurance.

(10)	Consists of $4,000 of matching contributions under our 401(k) Plan; $6,587 of matching contributions under our Deferred Compensation Plan; and $1,512 of imputed income from life insurance.

Option Grants in Year Ended December 31, 2003

					Potential Realizable
		Percentage			Value at Assumed
		of Total			Annual Rates of
		Options			Stock Price
	Number of	Granted to			Appreciation for
	Securities	Employees			Option Term(4)
	Underlying	in Fiscal	Exercise	Expiration
	Options Granted(1)	Year	Price(2)	Date(3)	5%	10%

James E. O’Connor	60,000	2.9%	$19.23	2/5/2013	$725,619	$1,838,860
Harris W. Hudson	10,000	.5	19.23	2/5/2013	120,936	306,477
Michael J. Cordesman	40,000	1.9	19.23	2/5/2013	483,746	1,225,907
Tod C. Holmes	40,000	1.9	19.23	2/5/2013	483,746	1,225,907
David A. Barclay	40,000	1.9	19.23	2/5/2013	483,746	1,225,907

(1)	The options granted to the named executive officers (other than Mr. Hudson) become exercisable for 25% of the shares of common stock covered by such options on each of the first four successive anniversary dates of the date of grant. The options granted to Mr. Hudson are fully vested upon issuance.
(2)	The exercise price for the options listed in the table is the fair market value on the date of grant. The exercise price may be paid in cash, in shares of common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides instructions to a brokerage firm to sell the purchased shares and to remit to the company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding taxes and other deductions.
(3)	The options listed in the table expire 10 years from the date of grant. An earlier expiration date may apply in the event of the optionee’s termination of employment, retirement, death or disability.
(4)	These columns show the gains executives could realize if our company’s stock appreciates at a 5% or 10% rate over the ten-year term of the option. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission and are not the company’s predictions.

Aggregated Option Exercises and Year-End Option Values

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options At		In-the-Money Options
	Acquired		December 31, 2003		December 31, 2003(1)
	On	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James E. O’Connor	—	—	405,000	135,000	$3,335,775	$1,086,750
Harris W. Hudson	—	—	795,000	—	6,540,800	—
Michael J. Cordesman	—	—	22,500	82,500	165,050	580,400
Tod C. Holmes	—	—	145,000	90,000	1,276,350	724,500
David A. Barclay	—	—	145,382	90,000	1,279,456	724,500

(1)	The value of in-the-money options was calculated by determining the difference between the closing price of a share of our common stock as reported on the New York Stock Exchange composite tape on December 31, 2003 and the exercise price of the options.

Executive Incentive Plan —

Long-Term Awards in Year Ended December 31, 2003

		Estimated Future Payouts Under
	Performance or	Non-Stock Price-Based Plans(1)
	Other Period Until
	Maturation or Payout	Threshold	Target	Maximum

James E. O’Connor	1/1/03—12/31/05	$124,500	$498,000	$747,000
Michael J. Cordesman	1/1/03—12/31/05	41,500	166,000	249,000
Tod C. Holmes	1/1/03—12/31/05	83,000	332,000	498,000
David A. Barclay	1/1/03—12/31/05	52,500	210,000	315,000

(1)	See “Executive Incentive Plan” on page 17 for a general description of the criteria to be applied in determining the amounts payable as long-term awards.

Compensation of Directors

      During 2003, we paid each of our non-employee directors and those directors who are not full-time members of the company’s management a $30,000 annual retainer, an additional annual retainer of $10,000 for each board committee chairmanship held and $1,000 for each board or committee meeting attended. In addition, under our 1998 Stock Incentive Plan, each non-employee director and those directors who are not full-time members of the company’s management received immediately exercisable options to purchase 10,000 shares of our common stock.

      During 2003, our board of directors engaged a firm to conduct a review of compensation payable to our directors. After reviewing the recommendation of such firm and considering the effect of the Sarbanes-Oxley Act regarding the increased level of responsibility, liability and time commitment for directors, the board of directors decided to increase the annual retainer for our non-employee directors and those directors who are not full-time members of the company’s management to $40,000 and to pay $1,500 to each non-employee director for each board or committee meeting attended. These increases to director compensation became effective January 1, 2004. The annual retainer for each board committee chairmanship remained $10,000.

      In addition to the retainer and meeting fees that we pay our non-employee directors and those directors who are not full-time members of the company’s management, during 2004, under our 1998 Stock Incentive Plan, we will make an initial grant of 5,000 deferred stock units to each non-employee director upon joining the board. We will thereafter make annual grants of 3,000 deferred stock units to our non-employee directors and those directors who are not full-time members of the company’s management, each of whom remains a member of our board. The deferred stock units are deferred until the director’s board service ends. As of March 15, 2004, we have granted 3,000 deferred stock units to each of our non-employee directors and those directors who are not full-time members of the company’s management, except for Mr. Nutter, who received 5,000 deferred stock units upon his appointment to the board in February 2004. We also reimburse our non-employee directors and those directors who are not full-time members of the company’s management for reasonable expenses incurred for attending board of director and committee meetings. We have not adopted any other policies regarding directors’ compensation and benefits.

Employment Agreements

      James E. O’Connor. We entered into a three-year employment agreement with James E. O’Connor to serve as our President and Chief Executive Officer, effective as of October 25, 2000 and as amended on January 31, 2003. The agreement will continue in effect on a “rolling” three year basis, meaning that at any time during the agreement, three years will remain in the term of the agreement. The agreement provides that Mr. O’Connor will continue his service on our board of directors and that Mr. O’Connor will be nominated for election to our board of directors at each annual meeting of stockholders during the term of the agreement. Pursuant to the agreement, Mr. O’Connor received an annual base salary of $510,000 for our 2000 fiscal year, $650,000 for our 2001 fiscal year and $790,000 for our 2002 fiscal year. Mr. O’Connor’s salary for any year after our 2002 fiscal year will be $790,000 unless our board of directors expressly provides otherwise. Based on the board of directors’ annual review of Mr. O’Connor, the board determined to increase his annual base salary to $840,000 per year effective August 1,

2003. Mr. O’Connor’s annual salary may be increased at any time at the discretion of our board of directors to reflect merit or for other increases.

      In addition to his base salary, Mr. O’Connor was and is eligible for an annual bonus of up to 60% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 70% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement. Mr. O’Connor’s annual bonus is based on the achievement of corporate goals and objectives established by our board of directors or an appropriate committee of the board of directors. Under the agreement, Mr. O’Connor is entitled to participate in our stock option plans and other employee compensation programs that we may establish. Mr. O’Connor also is entitled to health, life and disability insurance and he may participate in other benefit programs that we may establish. Mr. O’Connor is also entitled to be reimbursed annually for financial, estate and tax planning activities in an amount not to exceed two percent of his annual base salary.

      Under the agreement, we may terminate Mr. O’Connor at any time with or without “cause” and Mr. O’Connor may at any time terminate his employment with or without “good reason,” in each case as defined in the agreement. If we terminate Mr. O’Connor without cause or if Mr. O’Connor terminates his employment with good reason, then Mr. O’Connor will be entitled to the following as severance payments:

•	Mr. O’Connor will continue to receive his salary through the date of termination and afterwards for three years from the date of termination,

•	Mr. O’Connor will continue to receive his health benefits for a period ending no later than the third anniversary of the date of termination,

•	all of Mr. O’Connor’s stock options or other stock grants will immediately vest in full and remain exercisable until the earlier of their expiration or three years from the date of termination,

•	all incentive cash grants shall immediately vest and be payable to Mr. O’Connor as if all targets and conditions had been met, except where a specific service is required of Mr. O’Connor for a specific period of time, in which case the maximum amount of the incentive cash grant will be payable on a pro rata basis, and

•	Mr. O’Connor will be paid the balance of all amounts credited to his deferred compensation account.

      Upon a change of control, as defined in the agreement, if, within two years after the change of control, Mr. O’Connor’s employment is terminated by us without cause or if Mr. O’Connor terminates his employment with good reason, then we are required to pay Mr. O’Connor:

•	the severance payments described above, paid in a single lump sum, and

•	three times the maximum annual bonus that Mr. O’Connor would have been eligible to receive in the fiscal year when the termination occurred, paid in a single lump sum.

      Under the agreement, Mr. O’Connor is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three-year period following the termination of his employment.

      Any successor to our company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

      Tod C. Holmes. We entered into a two-year employment agreement with Tod C. Holmes to serve as our Senior Vice President and Chief Financial Officer, effective as of October 25, 2000 and as amended on January 31, 2003. The agreement will continue in effect on a rolling two-year basis. Pursuant to the agreement, Mr. Holmes received an annual base salary of $280,000 for our 2000 fiscal year, $315,000 for our 2001 fiscal year and $350,000 for our 2002 fiscal year. Mr. Holmes’ salary for any year after our 2002 fiscal year will be $350,000 unless our board of directors expressly provides otherwise. Based on our board of directors’ annual review of Mr. Holmes, the board determined to increase his annual base salary to $400,000 per year effective August 1, 2003. Mr. Holmes’ annual salary may be increased at any time at the discretion of our board of directors to reflect merit or for other increases.

      In addition to his base salary, Mr. Holmes was and is eligible for an annual bonus of up to 40% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 50% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement. Mr. Holmes’ annual bonus is based on the achievement of corporate goals and objectives established by our board of directors or an appropriate committee of the board of directors. Under the agreement, Mr. Holmes is entitled to participate in our stock option plans and other employee compensation programs that we may establish. Mr. Holmes also is entitled to health, life, and disability insurance and he may participate in other benefit programs that we may establish. Mr. Holmes is also entitled to be reimbursed annually for financial, estate and tax planning activities in an amount not to exceed two percent of his annual base salary.

      Under the agreement, we may terminate Mr. Holmes at any time with or without “cause” and Mr. Holmes may at any time terminate his employment with or without “good reason,” in each case as defined in the agreement. If we terminate Mr. Holmes without cause or if Mr. Holmes terminates his employment with good reason, then Mr. Holmes will be entitled to the following as severance payments:

•	Mr. Holmes will continue to receive his salary through the date of termination and afterwards for two years from the date of termination,

•	Mr. Holmes will continue to receive his health benefits for a period ending no later than the second anniversary of the date of termination,

•	all of Mr. Holmes’ stock options or other stock grants will immediately vest in full and will remain exercisable until the earlier of their expiration or two years from the date of termination,

•	all incentive cash grants shall immediately vest and be payable to Mr. Holmes as if all targets and conditions had been met, except where a specific service is required of Mr. Holmes for a specific period of time, in which case the maximum amount of the incentive cash grant will be payable on a pro rata basis, and

•	Mr. Holmes will be paid the balance of all amounts credited to his deferred compensation account.

      Upon a change of control, as defined in the agreement, if, within two years after the change of control, Mr. Holmes’ employment is terminated by us without cause or if

Mr. Holmes terminates his employment with good reason, then we are required to pay Mr. Holmes:

•	three times his annual salary, paid in a single lump sum,

•	three times the maximum annual bonus that Mr. Holmes would have been eligible to receive in the fiscal year when the termination occurred, paid in a single lump sum, and

•	the additional severance payments and benefits described above.

      Under the agreement, Mr. Holmes is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three-year period following the termination of his employment.

      Any successor to our company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

      David A. Barclay. We entered into a two-year employment agreement with David A. Barclay to serve as our Senior Vice President and General Counsel, effective as of October 25, 2000 and as amended on January 31, 2003. The agreement is substantially on the same terms as Mr. Holmes’ agreement, which is described above, except that Mr. Barclay received an annual base salary of $225,000 for our 2000 fiscal year, $260,000 for our 2001 fiscal year and $300,000 for our 2002 fiscal year. Mr. Barclay’s salary for any year after our 2002 fiscal year will be $300,000 unless our board of directors expressly provides otherwise. Based on the board of directors’ annual review of Mr. Barclay, the board determined to increase his annual base salary to $325,000 effective August 1, 2003. Also, Mr. Barclay was and is eligible for an annual bonus of up to 35% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 40% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement.

      Michael J. Cordesman. We entered into a two-year employment agreement with Michael J. Cordesman to serve as our Chief Operating Officer, effective as of January 31, 2003, and as amended on February 28, 2003. The agreement is substantially on the same terms as Mr. Holmes’ agreement, which is described above, except that Mr. Cordesman received an annual base salary of $360,000 from February 28, 2003 until July 31, 2003, and is receiving an annual base salary of $425,000 from August 1, 2003 until February 29, 2004. Mr. Cordesman’s salary for any year after February 29, 2004 will be $425,000 unless our board of directors expressly provides otherwise. Also, Mr. Cordesman was and is eligible for an annual bonus of up to 50% of his annual base salary during the 2003 fiscal year and each year thereafter, through the term of the agreement.

      Harris W. Hudson. We entered into a six and one-half year employment agreement with Harris W. Hudson to serve as our Vice Chairman, effective as of July 31, 2001. Mr. Hudson received an annual base salary of $500,000 for our 2001 and 2002 fiscal years, and $400,000 for our 2003 fiscal year, and will receive $300,000 for our 2004 fiscal year, $200,000 for our 2005 fiscal year, and $100,000 for our 2006 and 2007 fiscal years. Unless earlier terminated in accordance with its terms, Mr. Hudson’s agreement will expire on December 31, 2007.

      Mr. Hudson will not participate in any bonus program. During the term of the agreement, Mr. Hudson is entitled to health, life and disability insurance. During the term of the agreement, Mr. Hudson will participate in our stock option plans on the same basis that our independent directors participate in these plans. Stock options previously granted to Mr. Hudson will continue to vest and be exercisable in accordance with the terms of the options granted.

      Under the agreement, we may terminate Mr. Hudson at any time with or without “cause” and Mr. Hudson may terminate his employment with or without “good reason,” in each case as defined in the agreement. If we terminate Mr. Hudson without cause or if Mr. Hudson terminates his employment with good reason, then Mr. Hudson will be entitled to the following as severance payments:

•	Mr. Hudson will continue to receive his salary through the end of the term of the agreement,

•	Mr. Hudson will continue to receive his health benefits for a period ending no later than the third anniversary of the date of termination, and

•	all of Mr. Hudson’s stock options or other stock grants will immediately vest in full and will remain exercisable until the earlier of their expiration or December 31, 2009.

      Upon a change of control, as defined in the agreement, if, within two years after a change of control, Mr. Hudson’s employment is terminated by us without cause or if Mr. Hudson terminates his employment with good reason, and if Mr. Hudson so elects, we are required to pay to him the severance payments described above in a single lump sum.

      Under the agreement, Mr. Hudson is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three-year period following the termination of employment.

      Any successor to the company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

Stock Incentive Plan

      In July 1998, we adopted the Republic Services, Inc. 1998 Stock Incentive Plan, which was amended and restated on March 6, 2002 and was further amended and restated on January 29, 2004, to provide for the grant of options to purchase shares of common stock, stock appreciation rights, restricted stock and deferred stock to employees, non-employee directors and consultants who are eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of options or other equity securities to employees, non-employee directors and independent contractors at the discretion of our board of directors. We have reserved 20,000,000 shares of common stock for issuance under the Stock Incentive Plan.

      In May 2002, our stockholders approved and adopted an amendment and restatement of our Stock Incentive Plan to, among other things, increase the number of shares of our common stock subject to the Stock Incentive Plan to 27,000,000 shares. The amendment and restatement also eliminates the eligibility of consultants and independent contractors as participants in the Stock Incentive Plan.

      As of March 15, 2004, we had options to purchase 12,602,276 shares of our common stock outstanding under our 1998 Stock Incentive Plan. Beginning in 2004, in addition to prior option grants, we also grant restricted stock to our executive officers and deferred stock units to our directors who are not full-time members of the company’s management.

During 2004, we have granted options to purchase 1,547,500 shares of our common stock, 79,500 shares of restricted stock and 20,000 deferred stock units. 5,859,148 shares remain available for grants and awards under our 1998 Stock Incentive Plan.

Executive Incentive Plan

      The Executive Incentive Plan authorizes the granting of annual awards and long-term awards to executive officers selected from time to time by the compensation committee to participate in the plan. Annual awards are designed to recognize the annual achievement by a participant of short-term goals and objectives of the company. Long-term awards are designed to recognize the impact of the participant upon the achievement by the company of longer term success in enhancing shareholder values.

      Annual Awards. Our executive officers are eligible to receive annual awards under our Executive Incentive Plan based upon achieving predetermined levels of (a) earnings per share and (b) free cash flow. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment, plus proceeds from the sale of property and equipment.

      Long-Term Awards. Long-term awards under the Executive Incentive Plan are based on three-year rolling performance periods of three calendar years each. A new performance period begins on January 1 of each year, and payouts with respect to each performance period are scheduled following the end of each applicable three-year period. The payouts are based upon achieving predetermined levels of (a) cash flow value creation, which we define as net income plus after-tax interest expense plus depreciation, depletion, amortization and accretion less capital charges (net average assets multiplied by our targeted weighted-average cost of capital), and (b) return on invested capital. The committee believes using these variables serves to align management’s interests with the company’s stockholders. The committee also believes these variables tie long-term compensation more directly to actual executive performance rather than measures based upon the vagaries of the stock market.

      In 2002, after determining that one-time charges incurred in the fourth quarter of 2001 would preclude the executives from achieving the performance targets set at the beginning of 2001 for the three-year period ending December 31, 2003, the compensation committee revised the three-year performance period to a two-year performance period ending December 31, 2003 (thus eliminating the impact of 2001) and reduced the potential awards for such two-year performance period to equal two-thirds of the amounts originally granted for the three-year period.

401(k) Plan

      We have adopted a 401(k) Savings and Retirement Plan that qualifies for preferential tax treatment under section 401(a) of the Internal Revenue Code. Under the plan, all of our employees who are not covered by a collective bargaining agreement may participate in the plan following 90 days of service with the company. Our employees are permitted to contribute up to 15% of their salaries (up to a maximum contribution of $13,000 per year, and an additional $3,000 for employees who are 50 years old or older). We match one-half of the first four percent of an employee’s contributions under the plan in shares of our common stock. The match is made on a quarterly basis and is fully vested when made.

Deferred Compensation Plan

      In 2003, we amended the Republic Services, Inc. Deferred Compensation Plan. This plan provides an opportunity for our key employees and non-employee directors to make pre-tax payroll-deducted salary, stock grant and/or annual or long-term award deferrals to the respective plans at the beginning of each plan year at any percentage up to 90% for every compensation category, and for some compensation categories, up to 100%.

Employee Stock Purchase Plan

      We have adopted the Republic Services, Inc. Amended and Restated Employee Stock Purchase Plan. All of our employees who work at least 20 hours per week and have worked for us at least three months may voluntarily participate in the plan. During specified offering periods, these eligible employees may, through payroll deductions, buy whole and fractional shares of our common stock at a purchase price equal to 85% of the lower of (1) the fair market value of our common stock on the first day of the offering period and (2) the fair market value of our common stock on the last day of the offering period. Employees may sell the common stock purchased under the plan after they have owned the shares for at least 180 consecutive days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Before our initial public offering on July 1, 1998, we had been a wholly-owned subsidiary of AutoNation. AutoNation currently owns no shares of our common stock. Mr. Huizenga is a member of the board of directors of AutoNation. As a result, the following transactions between our company and AutoNation may be deemed to be intercompany or related party transactions.

Separation and Distribution Agreement

      The Separation and Distribution Agreement that we entered into with AutoNation in June 1998 provided for the principal corporate transactions required to effect our separation from AutoNation, and for other arrangements governing the future relationship between our company and AutoNation. The agreement provides for indemnification by each party in favor of the other party with respect to specified matters relating to the Separation and Distribution Agreement, our initial public offering and the secondary offering of our common stock owned by AutoNation. The Separation and Distribution Agreement also provides for indemnifications between our company and AutoNation regarding contingent liabilities primarily relating to our respective businesses or otherwise assigned to our company, and provides that the parties will each have the exclusive right to any benefit received with respect to any contingent gain that primarily relates to the business of that party, or that is expressly assigned to that party.

Tax Indemnification and Allocation Agreement

      In connection with our separation from AutoNation, we entered into a Tax Indemnification and Allocation Agreement with AutoNation that provides that AutoNation will indemnify us for income taxes that we might incur with respect to certain internal restructuring transactions that we entered into in June 1998 in connection with our initial public offering.

      We were included in AutoNation’s consolidated group for federal income tax purposes for periods during which AutoNation beneficially owned at least 80% of the total voting power and value of our outstanding common stock. Each corporation that is a member of a consolidated group during any portion of the group’s tax year is jointly and severally liable for the federal income tax liability of the group for that year. We and our subsidiaries stopped being members of AutoNation’s consolidated group when we became a public company in July 1998. The Tax Indemnification and Allocation Agreement allocates tax liabilities between AutoNation and our company during the periods when we were included in AutoNation’s consolidated group, and provides each company rights of indemnification.

INDEPENDENT PUBLIC ACCOUNTANTS

       Our audit committee has chosen the firm of Ernst & Young LLP as independent public accountants of our company and its subsidiaries for the year ending December 31, 2004. Ernst & Young has been serving our company in this capacity since June 2002. Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      As previously reported in our Current Report on Form 8-K filed with the Commission on June 24, 2002, on June 21, 2002 we dismissed our independent public accountants, Arthur Andersen, LLP and engaged the services of Ernst & Young LLP as our new independent public accountants for the fiscal year ending December 31, 2002. These actions followed our decision to seek proposals from independent accountants to audit our financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen and retain Ernst & Young was approved by our board of directors upon the recommendation of our Audit and Nominating Committee.

      None of the audit reports of Arthur Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through June 21, 2002, there were no disagreements between us and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal years ended December 31, 2000 and 2001, or within the interim a period through June 21, 2002.

      A letter from Arthur Andersen to the Securities and Exchange Commission regarding our change of certifying account is attached as Exhibit 16.1 to our Current Report on Form 8 filed on June 21, 2002.

      During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through June 21, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

      The following table presents the aggregate fees billed to us by Ernst & Young for the audit of our annual financial statements for the fiscal years ended December 31, 2003 and 2002 and other services provided during those periods:

	2002	2003

Audit Fees	$576,571	$669,491
Audit-Related Fees	65,086	56,644
Tax Fees	—	—
All Other Fees	—	—

	$641,657	$726,135

      Fees for audit services include fees associated with the annual audit, the review of our quarterly reports on Form 10-Q (except for the first quarter report of 2002, which was reviewed by our prior public accountant), comfort letters, and statutory audits required internationally. Audit-related fees primarily include accounting consultation related to adoption of new pronouncements and employee benefit plan audits.

Pre-Approval Policies and Procedures

      Our audit committee pre-approves all fees to be paid to our independent public accountants in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith.

AUDIT COMMITTEE REPORT

       The following statement made by the audit committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

      Management is responsible for the company’s internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors.

      In this context, the audit committee has reviewed and discussed the audited financial statements with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      In addition, the audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The audit committee has considered whether the independent auditors’ provision of audit-related and other non-audit services to the company is compatible with maintaining the auditors’ independence.

      Finally, the audit committee has evaluated the independent auditors’ role in performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards. The audit committee has received assurances from the independent auditors that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent auditors have further assured the audit committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit, availability of national office consultation to conduct the relevant portions of the audit, and availability of personnel at foreign affiliates to conduct the relevant portions of the audit.

      In reliance on the reviews, discussions and evaluations referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. By recommending to the board of directors that the audited financial statements be so included, the audit committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee:

John W. Croghan, Chairman
W. Lee Nutter
Ramon A. Rodriguez
Allan C. Sorensen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Exchange Act during our fiscal year ended December 31, 2003, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2003, and (3) any written representations referred to us in subparagraph (b)(2)(i) of Item 405 of Regulation S-K under the Exchange Act, no person who at any time during the fiscal year ended December 31, 2003 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2003 or prior fiscal years.

SECURITY OWNERSHIP OF FIVE PERCENT SHAREHOLDERS

       The following table shows certain information as of March 1, 2004 with respect to the beneficial ownership of common stock by each of our stockholders who is known by us to be a beneficial owner of more than 5% of our outstanding common stock.

	Shares Beneficially Owned
Name of
Beneficial Owner	Number		Percent

Cascade Investment LLC	18,078,300	(1)	11.4%
2365 Carillon Point, Kirkland, WA 98033

Wellington Management Company, LLP	15,020,635	(2)	9.5
75 State Street, Boston, MA 02109

Vanguard Windsor Funds	8,089,900	(3)	5.1
100 Vanguard Boulevard, Malvern, PA 19355

(1)	Based on Amendment No. 5 to Schedule 13G filed with the SEC by Cascade Investment LLC on February 17, 2004. The shares beneficially owned by Cascade may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. Mr. Gates also may be deemed to beneficially own 900,000 shares of our common stock held by the Bill & Melinda Gates Foundation (the “Foundation”). Michael Larson, the manager and executive officer of Cascade, has voting and investment power with respect to the common stock held by Cascade. In addition, Mr. Larson acts with investment discretion for Mr. Gates, as sole trustee of the Foundation, in respect of the common stock owned by the Foundation. Mr. Larson disclaims any beneficial ownership of the common stock beneficially owned by Cascade, the Foundation or Mr. Gates.
(2)	Based on Amendment No. 3 to Schedule 13G filed with the SEC by Wellington Management Company, LLP on February 13, 2004.
(3)	Based on Amendment No. 1 to Schedule 13G filed with the SEC by Vanguard Windsor Funds on February 6, 2004.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows certain information as of March 15, 2004 with respect to the beneficial ownership of common stock by (1) each of our current directors, (2) each of the executive officers listed in the “Summary Compensation Table” on page 10 and (3) all of our current directors and director nominees and executive officers as a group. We have adjusted share amounts and percentages shown for each individual, entity or group in the table to give effect to shares of common stock that are not outstanding but which the individual, entity or group may acquire upon exercise of all options exercisable within 60 days of March 15, 2004. However, we do not deem these shares of common stock to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual, entity or group.

	Shares Beneficially Owned
Name of
Beneficial Owner	Number**		Percent

James E. O’Connor	493,774	(1)	*
Harris W. Hudson	798,627	(2)	*
John W. Croghan	203,000	(3)	*
H. Wayne Huizenga	1,413,000	(4)	*
W. Lee Nutter	5,000	(5)	*
Ramon A. Rodriguez	93,000	(6)	*
Allan C. Sorensen	103,000	(7)	*
Michael J. Cordesman	60,643	(8)	*
Tod C. Holmes	209,039	(9)	*
David A. Barclay	196,620	(10)	*
All directors and executive officers as a group (10 persons)	3,575,703	(11)	2.3%

*	Less than 1 percent.
**	All share numbers have been rounded to the nearest whole share number.
(1)	The aggregate amount of common stock beneficially owned by Mr. O’Connor consists of 12,383 shares owned directly by him, 27,000 shares of restricted stock, vested options to purchase 450,000 shares, 660 shares owned through our 401(k) Plan and 3,731 shares owned through our Deferred Compensation Plan.
(2)	The aggregate amount of common stock beneficially owned by Mr. Hudson consists of 100 shares owned directly by him, vested options to purchase 795,000 shares, 527 shares owned through our 401(k) Plan and 3,000 deferred stock units.
(3)	The aggregate amount of common stock beneficially owned by Mr. Croghan consists of 100,000 shares owned directly by him, vested options to purchase 100,000 shares and 3,000 deferred stock units.
(4)	The aggregate amount of common stock beneficially owned by Mr. Huizenga consists of vested options to purchase 1,410,000 shares and 3,000 deferred stock units.
(5)	The aggregate amount of common stock beneficially owned by Mr. Nutter consists of 5,000 deferred stock units.
(6)	The aggregate amount of common stock beneficially owned by Mr. Rodriguez consists of vested options to purchase 90,000 shares and 3,000 deferred stock units.
(7)	The aggregate amount of common stock beneficially owned by Mr. Sorensen consists of vested options to purchase 100,000 shares and 3,000 deferred stock units.
(8)	The aggregate amount of common stock beneficially owned by Mr. Cordesman consists of 17,500 shares of restricted stock, vested options to purchase 42,500 shares, 252 shares owned through our 401(k) Plan and 391 shares owned through our Deferred Compensation Plan.
(9)	The aggregate amount of common stock beneficially owned by Mr. Holmes consists of 14,505 shares owned directly by him, 17,500 shares of restricted stock, vested options to acquire 175,000 shares, 1,117 shares owned through our 401(k) Plan and 917 shares owned through our Deferred Compensation Plan.
(10)	The aggregate amount of common stock beneficially owned by Mr. Barclay consists of 2,250 shares owned directly by him, 17,500 shares of restricted stock, vested options to acquire 175,382 shares, 963 shares owned through our 401(k) Plan and 525 shares owned through our Deferred Compensation Plan.
(11)	The aggregate amount of common stock beneficially owned by all current directors, director nominees and executive officers as a group consists of (a) 129,238 shares owned directly, (b) 79,500 shares of restricted stock, (c) vested options to purchase 3,337,882 shares, (d) 3,519 shares owned through our 401(k) Plan, (e) 5,564 shares owned through our Deferred Compensation Plan and (f) 20,000 deferred stock units.

PROPOSAL 1

ELECTION OF DIRECTORS

      The board of directors currently consists of seven members. The board of directors, upon recommendation of the nominating and corporate governance committee, and with respect to Mr. O’Connor, also in accordance with the terms of his employment agreement, has designated the persons named below as nominees for election as directors, for a term expiring at the annual meeting of stockholders in the year 2005. All nominees are currently serving as directors. Mr. Huizenga is not standing for re-election as a director. As a result, until his vacancy is filled, our board will consist of only six members. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote for the election of directors. It is the intention of the persons named in the enclosed form of proxy to vote the proxies they receive for the election of the nominees named below, unless a particular proxy withholds authorization to do so or provides other contrary instructions. Each of the nominees has indicated that he is willing and able to serve as a director. If before the annual meeting any nominee becomes unable to serve, an event which is not anticipated by the board of directors, the proxies will be voted for the election of whomever the board of directors may designate.

Nominees For Director

James E. O’Connor
Harris W. Hudson
John W. Croghan
W. Lee Nutter
Ramon A. Rodriguez
Allan C. Sorensen

      Beginning on page 2 of this proxy statement, we provide biographical information relating to each of these nominees for director under the heading “Biographical Information Regarding Directors/Nominees and Executive Officers.”

      The board of directors unanimously recommends a vote “FOR” the election of each of the nominees for director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL 2

ADJOURNMENT OF ANNUAL MEETING

      The board of directors seeks your approval to adjourn the annual meeting in the event that there are not a sufficient number of votes present at the annual meeting, either in person or by proxy, to elect directors. In order to permit proxies that have been timely received by our board of directors to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the annual meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the annual meeting.

      The board of directors unanimously recommends a vote “FOR” the approval of the adjournment of the annual meeting in the event that there are not a sufficient number of votes present at the annual meeting, either in person or by proxy, to elect directors. Proxies executed and returned will be so voted unless contrary instructions are indicated therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS

       Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders, presently scheduled for May 2005, or wishes to nominate a director candidate for our board of directors, must submit such proposal or nomination in writing to the corporate Secretary at Republic Services, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. The proposal or nomination should comply with the time period and information requirements as set forth in the our by-laws relating to shareholder business or shareholder nominations, respectively. Shareholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2005 annual meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our corporate Secretary at the above address no later than December 1, 2004.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

       Any stockholder who wishes to communicate with the board of directors, a committee of the board, the non-management directors as a group or any member of the board, may send correspondence to the corporate Secretary at Republic Services, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. The corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to the entire board of directors, or, if and as designated in the communication, to a committee of the board, the non-management directors as a group or an individual member. The independent members of the board of directors have approved this process.

OTHER MATTERS

       You are again invited to attend the annual meeting at which our management will present a review of our progress and operations.

      Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the board of directors and provide it to you at the request of the board of directors. Your board of directors has designated the proxies named therein.

      THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2003 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 110 S.E. 6TH STREET, FORT LAUDERDALE, FLORIDA 33301 OR BY VISITING THE COMPANY’S WEBSITE AT WWW.REPUBLICSERVICES.COM.

APPENDIX A

Republic Services, Inc.

Corporate Governance Guidelines

       The Nominating and Corporate Governance Committee of the Board of Directors (the “Board ”) of Republic Services, Inc., a Delaware corporation (the “Company”), has developed, and the Board has adopted, the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to serve best the interests of the Company and its stockholders. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation (as amended and restated), bylaws, and other corporate governance documents. These Guidelines are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. These Guidelines are subject to modification from time to time by the Board as the Board may deem appropriate and in the best interests of the Company or as required by applicable laws, regulations and rules to which the Company may be subject.

Role of Board and Management

      The business and affairs of the Company are managed under the direction of the Board of Directors, which is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. The Board establishes overall corporate policies, selects and evaluates the Company’s senior management team, which is charged with the conduct of the Company’s business, and acts as an advisor and counselor to senior management. The Board also reviews the Company’s business strategy and the performance of management in executing the Company’s business strategy and managing the Company’s day-to-day operations.

Selection and Composition of the Board

Board Size

      The number of Directors serving on the Board should permit diversity of experience without hindering effective discussion, diminishing individual accountability or exceeding a number that can function efficiently as a body. The Board will periodically review the size of the Board, and determine the size that is most effective in relation to future operations.

Director Qualifications Standards

      Nominees for Director shall be selected from a pool of candidates having a successful career and the highest level of integrity. From this pool, Directors shall be selected on the basis of, among other things, broad experience; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; and willingness and ability to devote adequate time to Board duties; all in the context of assessing the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. The Nominating and Corporate Governance Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.

Selection of Directors

      The entire Board shall stand for election by the stockholders of the Company each year at the Company’s annual meeting. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the entire Board for nomination and election to the Board. Based on such recommendation, the entire Board shall be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.

Majority of Independent Directors

      The Board shall be comprised of a majority of Directors who qualify as “independent” directors (the “Independent Directors”) under the listing standards of The New York Stock Exchange (the “NYSE”).

Director Orientation and Continuing Education

      The Company shall provide new Directors with a director orientation program to familiarize such Directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. The Company shall provide opportunities for each Director to participate in continuing educational programs in order to maintain the skills and expertise to perform his or her responsibilities as a Director.

Director Stock Ownership

      The Board believes that Directors should be stockholders and have a financial stake in the Company. While the Board does not believe it appropriate to specify the level of share ownership an individual Director should hold, it is anticipated that each Director will develop a meaningful ownership position in the Company over time, depending upon individual circumstances.

Retirement of CEO from Board upon Retirement from the Company

      In order to retain freshness in the process and to give new management the unfettered ability to provide new leadership, the Board reserves the right to determine whether a retiring Chief Executive Officer of the Company (“CEO”) shall be permitted to continue to serve on the Board following his or her retirement.

Term Limits

      The Board does not believe it should limit the number of terms for which an individual may serve as a Director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. As an alternative to term limits, the Nominating and Corporate Governance Committee, in conjunction with the Chairman, will formally review each Director’s continuation on the Board every five years. This will also allow each Director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Changes in Job Responsibilities of Directors

      The Board does not believe that Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board.

Board Role and Operation

Executive Sessions of Outside Directors

      The non-management Directors shall meet in regularly scheduled executive sessions without management. The presiding Director for each executive session shall be rotated among the Committee chairs.

Board Contact with Senior Management

      Board members shall have complete access to the Chairman and CEO and senior officers reporting directly to the CEO and, as necessary and appropriate, to the Company’s outside advisors. Board members will use judgment to assure that this access is efficient and appropriate and not distracting to management and the business operation of the Company. Directors should refrain from giving strategic or operating direction to members of management outside the scope of full Board or committee responsibility and accountability.

Outside Communication

      The Board believes that management speaks for the Company. In accordance with this philosophy, Directors should defer to the Chairman and CEO when requested to make any comments regarding the Company or its business.

Board Meetings

Frequency of Board Meetings

      The Board shall meet at least four (4) times per fiscal year in accordance with a meeting schedule that is approved by the Board. The Board may also meet at such other times in meetings called in accordance with the Company’s bylaws.

Selection of Agenda

      The agenda for each Board meeting shall be determined by the Chairman and CEO and distributed in advance of the meeting to each Director. Each Director is encouraged to suggest specific agenda items.

Board Materials

      Information and data are important to the Board’s understanding of the Company’s business and essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting should generally be distributed in writing to the Board not less than three (3) business days’ prior to the meeting unless doing so is not practicable or would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is recognized that written materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.

Meeting Attendance

      A Director is expected to spend the time and effort necessary to properly discharge such Director’s responsibilities. Accordingly, a Director is expected to regularly attend meetings of the Board and committees on which such Director sits, with the understanding that on occasion a Director may be unable to attend a meeting. A Director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting.

Board Committees

Committee Structure

      It is the general policy of the Board that major decisions be considered by the Board as a whole, subject to applicable law. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of the Company as a publicly owned entity. The Company shall have four (4) standing committees: Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Executive Committee. The duties for each of these committees shall be outlined in the charter for each committee and by resolution of the Board. From time to time, the Board may form other committees (or subcommittees) or disband a current committee depending on circumstances. Each of the Board’s committees shall have the power and authority to engage independent counsel and other advisors, at the expense of the Company, as it determines necessary to carry out its duties.

Composition and Qualifications of Members

      Each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee shall consist solely of Independent Directors. In addition, the composition of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee shall be reviewed by the Board annually to assure that members are qualified in accordance with applicable laws, rules and regulations.

Assignment

      The Nominating and Corporate Governance Committee, after consultation with the Chairman and CEO, shall recommend to the Board for approval, and the Board shall approve, all assignments of committee members, including designations of the chairs of the committees.

Committee Reports

      The chair of each committee shall report to the full Board, at each regularly scheduled meeting of the Board or whenever else deemed appropriate by such committee chair, with respect to those matters considered and acted upon by his or her committee.

Leadership Evaluation

Evaluating Board Performance

      The Board shall be responsible for annually conducting a self-evaluation of the Board as a whole and of the Board committees. The Nominating and Corporate Governance Committee shall be responsible for establishing the evaluation criteria, including criteria for determining whether the Board and Board committees are functioning effectively, and implementing the process for such evaluation.

Board Compensation

      The Compensation Committee shall review on an annual basis an independent analysis of director compensation practices at other U.S. public companies of comparable size and scope to the Company. The Company’s director compensation program should be designed to attract and retain Directors who have the talent and experience necessary to advance the Company’s long-term interests, with the general objective of providing Directors with compensation that is customary in comparison to practices at similar companies. The Company’s director compensation program should also include appropriate compensation for committee chairs and members, in light of their additional commitment and contribution to the Company and the Board. Changes in director compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and concurrence by the Board.

CEO Evaluation

      The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his performance against such goals. The Compensation Committee meets annually with the CEO to receive his recommendations concerning such goals. The chair of the Compensation Committee then meets with the CEO to evaluate his or her performance against such goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for, and evaluating the performance against such goals by, the other senior executive officers of the Company.

Succession Planning and Management Development

      The CEO will report annually to the Nominating and Corporate Governance Committee and the Board on the Company’s program for succession and management development. CEO succession is a Board-driven, collaborative process. Although the current CEO has an important role to play, the Board must be responsible for the plan for succession while collaborating with the CEO in deciding the timing and the necessary qualifications for making a final decision.

Codes of Conduct and Ethics

      All Directors, officers and employees shall comply with the Company’s codes of conduct and ethics, which provide that the Company will conduct business according to high moral and ethical principles and in compliance with applicable law. The Board does not intend to grant waivers under any code of conduct or ethics policy for any Director or executive officer.

Review of These Guidelines

      The Nominating and Corporate Governance Committee shall review these Guidelines annually, or more frequently as appropriate, in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company and shall determine whether or not an amendment to these Guidelines should be recommended to the Board. Upon recommendation of the Corporate Governance Committee, the Board shall consider and adopt amendments to these Guidelines as appropriate.

Adoption

      The Board of Directors of Republic Services, Inc., upon recommendation of the Nominating and Corporate Governance Committee, approved and adopted these Corporate Governance Guidelines on July 29, 2003.

APPENDIX B

Republic Services, Inc.

Code of Ethics

Introduction

      The Board of Directors of Republic Services, Inc. (the “Company”) has developed and adopted this Code of Ethics applicable to its Chief Executive Officer (“CEO”), its Chief Financial Officer (“CFO”), and its Chief Accounting Officer (“CAO”) to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, and compliance with applicable governmental rules and regulations.

Honest and Ethical Conduct

      The CEO, CFO and CAO each owe a duty to the Company to act with the highest sense of integrity. Integrity requires, among other things, being honest and candid within the constraints of Company confidentiality. Deceit and subordination of principle are inconsistent with integrity, which requires observing both the form and the spirit of technical and ethical accounting standards.

      A “conflict of interest” occurs when an individual’s private interest interferes or appears to interfere with the interests of the Company. Service to the Company should never be subordinated to personal gain and advantage. If the CEO, CFO or CAO becomes aware of a personal conflict of interest or is concerned that a conflict of interest might develop, he or she is required to discuss the matter with Chairman of the Audit Committee.

Disclosure

      The CEO, CFO and CAO, among others, are responsible for taking all steps reasonably necessary to cause the disclosure in the Company’s periodic reports to be full, fair, accurate, timely and understandable. The CEO, CFO and CAO are required to familiarize themselves with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

      In the performance of their duties, the CEO, CFO and CAO are prohibited from knowingly misrepresenting facts. The CEO, CFO or CAO will be considered to have knowingly misrepresented facts if he or she knowingly:

•	makes, or permits or directs another to make, materially false or misleading entries in an entity’s financial statements or records;

•	fails to correct materially false and misleading financial statements or records;

•	signs, or permits another to sign, a document containing materially false and misleading information; or

•	falsely responds, or fails to respond, to specific inquiries of the Company’s external auditors.

      The CEO, CFO and CAO, among others, have a supervisory role over the preparation of the financial disclosure in the periodic reports required to be filed by the Company.

B-1

Adequate supervision includes closely reviewing and critically analyzing the financial information to be disclosed.

      It is the responsibility of the CEO, CFO and the CAO promptly to bring to the attention of the Disclosure Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Disclosure Committee in fulfilling its responsibilities.

      The CEO, CFO and CAO shall promptly bring to the attention of the Disclosure Committee and the Audit Committee any information he or she may have concerning:

•	significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; or

•	any fraud, whether or not material, or any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

Compliance

      It is the Company’s policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of the CEO, CFO and CAO to adhere to the standards and restrictions imposed by those laws, rules and regulations, and in particular, those relating to accounting and auditing matters. The CEO, CFO and CAO shall promptly bring to the attention of the General Counsel or CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of a violation of this Code of Ethics.

Accountability

      The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code of Ethics by the CEO, CFO or CAO. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

B-2

APPENDIX C

Republic Services, Inc.

Fourth Amended and Restated Audit Committee Charter

January 29, 2004

       The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence and qualifications of the Company’s independent auditors, and (4) the performance of the Company’s internal audit function and independent auditors.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

      The members of the Committee shall meet the independence, education and experience requirements of the Sarbanes-Oxley Act and the Securities Exchange Act, and the rules and regulations promulgated in accordance therewith, and of the New York Stock Exchange. The Committee must have a minimum of three members, and members of the Committee shall be appointed by the Board. The Board will carefully review the education and experience of all directors and director nominees in order to ensure that at least one director who will serve as a member of the Committee qualifies as an “audit committee financial expert” as required under the Sarbanes-Oxley Act and as defined under Item 401 of Regulation S-K promulgated in accordance therewith.

      The Committee shall have the authority to engage independent legal counsel or other advisers to assist the Committee as the Committee may, in its discretion, determine to be necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to such counsel or other advisers and for the Committee’s ordinary administrative expenses that are necessary or appropriate in carrying out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Committee shall make regular reports to the Board on the Committee’s activities.

      The Committee shall:

(1) At the completion of the annual financial statements audit, review with management and the independent auditor:

(a) The Company’s annual financial statements and related disclosure, including disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations, to be included in the Company’s Form 10-K, and the quality and acceptability of financial reporting decisions and judgments;

(b) The audit of the annual financial statements and the independent auditor’s report thereon;

(c) Any significant changes required in the independent auditor’s audit plan;

(d) Any significant difficulties or disputes encountered during the course of the audit, including a review with the independent auditor of any audit problems or difficulties encountered and management’s response to such problems or difficulties;

(e) Critical accounting policies’ disclosure for inclusion in the Form 10-K; and

(f) Any other matters related to the conduct of the audit, which are required to be communicated to the Committee under generally accepted auditing standards.

(2) Upon completion of the review described in (1) above, if appropriate, recommend to the Board that the audited annual financial statements be included in the Company’s Form 10-K.

(3) Review analyses prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods under generally accepted accounting principles on the financial statements.

(4) Review with management the Company’s systems of internal control.

(5) Review with management and the independent auditor the Company’s quarterly financial statements and related disclosure, including disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of its Form 10-Q.

(6) On a quarterly basis, discuss the following with management and the independent auditor, if applicable:

(a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls; and

(b) Any fraud, whether or not material, that involves management or other employees which have a significant role in the Company’s internal controls.

(7) Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Committee’s attention by the Company’s in-house or external securities counsel.

(8) Meet periodically with management and the independent auditor to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Discuss guidelines and policies with respect to risk assessment and risk management.

(9) Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(10) Appoint the independent auditor to audit the financial statements of the Company and its divisions and subsidiaries. Determine the scope of the engagement of the independent auditor. Resolve any disagreements between management and the independent auditor. The Committee has the ultimate authority and direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor.

(11) Ensure that the independent auditor’s partner rotation policy conforms to the requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith.

(12) Approve, in advance, all auditing and audit-related services to be provided by the independent auditor. Determine the amount of compensation to be paid to the independent auditor for such auditing and audit-related services.

(13) Approve, in advance, any tax or other non-audit services to be provided by the independent auditor. Prohibit any non-audit services that the Committee determines would impair the independent auditor’s independence. Determine the amount of compensation to be paid to the independent auditor for such tax or other non-audit services.

(14) Set clear hiring policies for employees or former employees of the independent auditor, in compliance with the rules of the New York Stock Exchange and with the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith.

(15) Receive periodic reports, and at the very least an annual report, from the independent auditor delineating all relationships between the independent auditor and the Company that may impact the independent auditor’s independence (which reports shall include a disclosure of the fees paid by the Company to the independent auditor for audit services, audit-related services, tax services and other non-audit services). Review with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Receive and review any other certifications or documentation and take other appropriate action as may be necessary to ensure that the independent auditor meets the independence standard required by law. Advise the Board of any actions necessary to satisfy the Board as to the independence of the independent auditors

(16) At least annually obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures, any material issues raised in the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by the government or professional authorities, within the preceding five years, respecting one or more audits carried out by the firm, and any steps taken to deal with such issues.

(17) Review the appointment and replacement of the senior internal auditing executive. Regularly review and discuss the responsibilities, budget and staffing of the Company’s internal audit function.

(18) Review the significant reports to management prepared by the internal auditing department and management’s responses.

(19) Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

(20) Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

(21) Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary and foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

(22) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(23) Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and management’s response to that letter. Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information;

(b) Any changes required in the planned scope of the internal audit; and

(c) The internal audit department responsibilities, budget and staffing.

(24) Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. Review the other disclosure required in the annual proxy statement relating to the Committee.

(25) Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

(26) Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

(27) Meet separately and periodically, and at least annually, with management, the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

(28) Discuss and review the types of information generally to be disclosed in the Company’s earnings releases (paying particular attention to any use of “pro forma,” or

“adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies, and the types of presentations to be made by the Company.

(29) Conduct an annual performance evaluation of the Committee.

(30) At the beginning of each fiscal year, establish an agenda for that year in accordance with this Charter.

(31) At least annually and otherwise as necessary, provide new and existing Audit Committee members with an overview of the Company’s (i) key financial issues and risks; (ii) critical controls; (iii) important industry and financial reporting issues; and (iv) legal and regulatory requirements.

(32) Review and reassess annually the powers and duties of the Committee and the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(33) Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the independent audit of the Company, as the Committee may deem necessary or appropriate.

(34) Undertake any other matter specifically delegated to the Committee from time to time by the Board.

APPENDIX D

Republic Services, Inc.

Second Amended and Restated Compensation Committee Charter

January 29, 2004

       The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in (i) determining Republic Services, Inc.’s (the “Company”), compensation philosophy and programs, (ii) reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”) and the other executive officers of the Company, including payment of salaries, bonuses and incentive compensation, (iii) evaluating the performance of the CEO in light of those goals and objectives, and determining and approving the CEO’s compensation level based on this evaluation, (iv) make recommendations to the Board with respect to the compensation, incentive compensation plans and equity-based plans of executive officers other than the CEO, and administering the Company’s stock option and other employee benefits plans, including the 1998 Stock Incentive Plan, as amended, and the 401(k) Plan, and (v) produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

      The members of the Committee shall meet the independence requirements of the New York Stock Exchange, the SEC and Section 162(m) of the Internal Revenue Code of 1986, as such requirements may be amended from time to time. The members and the chairperson of the Committee shall be appointed by the Board and may be removed by the Board. Should any member of the Committee cease to be an independent director, such member shall immediately resign his or her membership on the Committee.

      The Committee shall meet at least once each year. Additional meetings may be called by the Chairman of the Committee as needed. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes are recorded by the Secretary to the Committee. Approval of any matter by a majority of the members present at a meeting at which a quorum is present shall constitute approval of that matter by the Committee. The Committee may also act by unanimous written consent without a meeting. The Committee may form and delegate authority to sub-committees when appropriate, provided that any such sub-committee must be composed entirely of independent directors and have a published committee charter.

      In discharging its duties, the Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Committee shall make regular reports to the Board. Nothing in this Charter should be construed as precluding discussion of CEO compensation with the Board generally, as it is not the intent of this Charter to impair communication among members of the Board.

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      The Committee shall have and may exercise the powers of the Board in matters related to the following duties and responsibilities:

1. In consultation with the Company’s Chief Executive Officer, establish a compensation philosophy which, and create and administer programs designed to:

(a) fairly reward the Company’s executive and other officers for performance benefitting the Company’s stockholders, and

(b) effectively attracts and retains the executive talent necessary to successfully lead and manage the Company.

2. From time to time review competitive practices and trends, both inside and outside the Company’s industry, to determine the adequacy of the Company’s executive compensation programs.

3. Evaluate the performance of the Company’s Chief Executive Officer.

4. Administer, interpret and implement the Company’s executive compensation programs in a manner consistent with the Company’s corporate financial goals and compensation philosophy including, without limitation, the following activities:

a. Review, consider, and approve participation and eligibility in the various components of the Company’s executive compensation programs.

b. Review and approve compensation levels for the Company’s executive officers.

c. Review and approve employment contracts and other agreements for the Company’s executive and other officers.

d. Periodically review executive supplementary benefits and, as appropriate, the organization’s retirement, benefit, and special compensation programs involving significant cost.

e. Establish annual and long-term performance criteria and goals at the beginning of each performance period, and certify results achieved at the end of each period, for the executive officers of the Company.

5. In consultation with the Company’s Chief Executive Officer, establish a general compensation approach and philosophy applicable to the Company’s overall employee population.

6. Subject to items that require approval of the Company’s Board and/or stockholders, approve and administer the Company’s 1998 Stock Incentive Plan, as amended and restated.

7. Prepare annual reports summarizing compensation levels for the Company’s five (5) most highly compensated executive officers and explaining the relationship between executive officer compensation and the Company’s performance, as required by the Securities and Exchange Commission and generally accepted business practices.

8. Review and recommend to the Board any changes in remuneration paid to members of the Board in connection with service on the Board or on its Committees.

9. Conduct an annual performance evaluation of the Committee.

10. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

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APPENDIX E

Republic Services, Inc.

First Amended and Restated
Nominating and Corporate Governance Committee Charter

January 29, 2004

       The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in (1) developing the Board’s criteria for selecting new directors, (2) identifying individuals qualified to serve on the Board in accordance with the criteria developed, (3) selecting, or recommending that the Board select, the director nominees for the each annual meeting of stockholders, (4) developing and recommending to the Board a set of corporate governance principles applicable to the Company, (5) monitoring and recommending the functions of the various committees of the Board and their composition, and (6) overseeing the evaluation of the Board and management.

      The Committee shall consist of at least three members, one of whom shall serve as Chairman. The members of the Committee shall be appointed and may be removed by the Board. The Committee shall be composed entirely of independent directors, as such term is defined by New York Stock Exchange requirements and other applicable law or regulation. Should any member of the Committee cease to be an independent director, such member shall immediately resign his or her membership on the Committee.

      The Committee shall meet at least once each year. Additional meetings may be called by the Chairman of the Committee as needed. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes are recorded by the Secretary to the Committee. Approval of any matter by a majority of the members present at a meeting at which a quorum is present shall constitute approval of that matter by the Committee. The Committee may also act by unanimous written consent without a meeting. The Committee may form and delegate authority to subcommitteees when appropriate.

      The Committee may invite members of management or other persons to each meeting, or a part thereof, or may meet in executive session without others present, as the Committee may determine in its discretion. The Committee shall have the authority to obtain advice and seek assistance in carrying out its purposes from the Company’s or independent legal counsel and other advisors as it determines is necessary or appropriate to carry out its purposes under this Charter.

      The Committee shall:

(1) Recommend the number of directors to be elected to the Board, and ensure that a majority of the Board consists of independent directors.

(2) Solicit recommendations for candidates to be considered by the Committee as potential nominees for election as directors to the Board or for appointment to fill any vacancy on the Board.

(3) Have the sole authority to retain and terminate any search firm to be used to identify and assist in recruiting director candidates, and have the sole authority to approve the search firm’s fees and other retention terms.

E-1

(4) To the extent the Committee determines in its discretion, develop and review information about, and perform background checks and conduct interviews of, such candidates, as well as candidates for directors that may be proposed by stockholders, who meet the Board’s criteria for selecting new directors.

(5) Make recommendations to the Board regarding such candidates.

(6) Make recommendations to the Board on committee structure and composition, and the appointment and removal of the chairman and each member of each committee.

(7) Periodically review with the Chairman and Chief Executive Officer the succession plans relating to positions held by executive officers of the Company.

(8) In the event of a vacancy in the office of the Chairman and Chief Executive Officer of the Company, recommend a successor to the full Board, and consider whether to recommend that one person should serve as both the Chairman and the Chief Executive Officer of the Company.

(9) Monitor ongoing developments, including legislative and regulatory initiatives, pertaining to corporate governance principles which may be applicable to the Company.

(10) Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws, regulations and New York Stock Exchange requirements, and review and recommend any revisions to the Company’s Code of Conduct in connection therewith on an annual basis, or more frequently if appropriate.

(11) Review and recommend to the Board the adoption and revision of corporate governance principles applicable to the Company.

(12) Advise the Board on recommended changes in the composition of Board members.

(13) Review and consider potential conflicts of interest of members of the Board and of the Company’s executive officers.

(14) Review the outside activities of members of the Board and the Company’s executive officers to the extent necessary to ensure that such activities do not unreasonably interfere with the fulfillment of their duties and obligations to the Company.

(15) Regularly report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

(16) Conduct an annual performance evaluation of the Committee.

(17) Review and reassess the adequacy of this Charter annually, or more frequently if appropriate, and recommend any proposed changes to the Board for approval.

(18) Undertake any other matter specifically delegated to the Committee from time to time by the Board. and perform any other activities consistent with this Charter, the Company’s Bylaws, New York Stock Exchange requirements, and applicable law and regulations as the Committee or the Board deems appropriate.

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PROXY

REPUBLIC SERVICES, INC.

This proxy is solicited on behalf of the Board of Directors

   James E. O’Connor and David A. Barclay, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Services, Inc. to be held on May 11, 2004, or any postponements or adjournments of the meeting, as indicated hereon.

   This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of all nominees for director and FOR proposal 2 set forth on the other side of this proxy. As to any other matter, said proxies shall vote in accordance with their best judgment.

   The undersigned hereby acknowledges receipt of the Notice of the 2004 Annual Meeting of Stockholders, the Proxy Statement, and the Annual Report.

1. Election of directors:	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ *EXCEPTIONS (FOR all nominees except as indicated in space below)

The board of directors unanimously recommends that you vote FOR all nominees. The Nominees: James E. O’Connor, Harris W. Hudson, John W. Croghan, W. Lee Nutter, Ramon A. Rodriguez and Allan C. Sorensen.

* INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.

Exceptions:

(Continued and to be signed on reverse side)

2. Adjournment of the annual meeting in the event that there are not a sufficient number of votes present at the annual meeting, either in person or by proxy, to elect directors:

FOR ☐       AGAINST ☐       ABSTAIN ☐

The board of directors unanimously recommends that you vote FOR adjournment of the annual meeting in the event that there are not a sufficient number of votes to elect directors.	3. In their discretion, on such other matters as may properly come before the meeting. ☐ Change of Address and/or Comments Mark Here:

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any representative capacity, sign name and title.

Dated -----------------------------------, 2004

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Signature

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Signature if held jointly
Votes must be indicated with ☒ in black or blue ink.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.